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                                                                 EXHIBIT 10.12.5

         ADDENDUM TO BLUE CROSS CONTROLLED AFFILIATE LICENSE AGREEMENT
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          This Blue Cross Controlled Affiliate License Agreement is made by and among Blue Cross and Blue Shield Association ("BCBSA") and Healthy Alliance Life Insurance Company (the "Controlled Affiliate"), a Controlled Affiliate of the Blue Cross Plan(s) known as Blue Cross and Blue Shield of Missouri (the "Plan"), which is also a Party signatory hereto.

                                   Preamble
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          WHEREAS, BCBSA is the owner of the BLUE CROSS and the BLUE CROSS
Design service marks (collectively the "Licensed Marks");

          WHEREAS the Controlled Affiliate was given the right to use the Licensed Marks as service marks for health care plans in its service area and the right to use BLUE CROSS in its trade name (the "Licensed Name");

          WHEREAS, BCBSA has informed the Controlled Affiliate that the Controlled Affiliate's Blue Cross Controlled Affiliate License Agreement automatically terminated pursuant to paragraph 7.B. of that Controlled Affiliate License Agreement, as a result of an order entered by the Circuit Court of Cole, County, Missouri dated October 29, 1998 (the "Missouri Order") in certain litigation pending among and between the Plan, the Missouri Department of Insurance, and the Attorney General of the State of Missouri (the "Litigation");

          WHEREAS, the Controlled Affiliate has informed BCBSA that: (i) the Controlled Affiliate believes that because the Missouri Order was void and was vacated as void ab initio six days after it was entered, it was not effective
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and did not result in the automatic termination of the Controlled Affiliate's
Blue Cross Controlled Affiliate License Agreement; (ii) the Controlled Affiliate contends that its Blue Cross Controlled Affiliate License Agreement remains in effect; and (iii) to avoid the expense and delay of litigation and to clarify its right to continue to use the Licensed Marks and Licensed Name, the Controlled Affiliate is willing to accept benefits and rights under this Addendum to Blue Cross Controlled Affiliate License Agreement;

          WHEREAS, BCBSA has determined that it is in the best interest of the Licensed Marks, BCBSA, and its member Plans to grant the Controlled Affiliate a Blue Cross Controlled Affiliate license pursuant to the terms of the Blue Cross Controlled Affiliate License Agreement as amended by this Addendum to Blue Cross Controlled Affiliate License Agreement;

          NOW THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
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                                   Addendum
                                   --------

          1. BCBSA hereby grants the Controlled Affiliate, upon the terms, covenants, and conditions of the Blue Cross Controlled Affiliate License Agreement attached hereto (the "Full Affiliate License") as amended by this Addendum to Blue Cross Controlled Affiliate License Agreement ("Addendum"), the right to use the Licensed Name in its trade name and the right to use the Licensed Marks in the sale, marketing, and administration of health care plans and related services in its licensed service area. Notwithstanding any provision to the contrary in the Full Affiliate License, paragraphs 1 through 8 of this Addendum shall control to the extent they conflict with any terms, conditions, or covenants of the Full Affiliate License. The term "Agreement" as used in the Full Affiliate License shall be construed to include this Addendum.

          2. The Controlled Affiliate releases any and all claims, causes of action, actions, suits, or any demands whatsoever against BCBSA or any of its Member Plans, whether at law or equity, whether in judicial, arbitral, or alternative fora, and whether known or unknown, that the Controlled Affiliate now has or may have had on behalf of itself or any other person or entity at any time prior to and including the date hereof, or hereafter can, shall, or may have or claim to have, arising out of or in any way related to the aforementioned alleged automatic termination.

          3. BCBSA releases any and all claims, causes of action, actions, suits, or any demands whatsoever against the Controlled Affiliate, whether at law or equity, whether in judicial, arbitral, or alternative fora, and whether known or unknown, that BCBSA now has or may have had on behalf of itself or any other person or entity at any time prior to and including the date hereof, or hereafter can, shall, or may have or claim to have, arising out of or in any way related to the aforementioned alleged automatic termination.

          4. The Controlled Affiliate warrants that, apart from the Litigation, it is in compliance with all, and has no plans to engage in conduct that would violate any, BCBSA rules and regulations, including all provisions of this Addendum. The Controlled Affiliate warrants that there is no imminent risk of dissolution of the Controlled Affiliate or of the appointment of a trustee, interim trustee, receiver, or other custodian for any of the Controlled Affiliate's business or property. The Controlled Affiliate shall immediately provide BCBSA's General Counsel with copies of all pleadings and orders in the Litigation upon receipt and shall regularly update BCBSA's General Counsel on the Litigation. If at any time after the effective date of this Addendum the Controlled Affiliate becomes aware of any event that indicates that the Controlled Affiliate is in imminent danger of dissolution, the Controlled Affiliate shall immediately notify BCBSA's General Counsel in writing.

          5. All disputes related to the termination of the Controlled Affiliate's licenses shall be adjudicated exclusively in a United States
District Court, or if that Court does not have subject matter jurisdiction, in a Court with competent jurisdiction in Illinois. The Controlled Affiliate shall not claim that a Court in Illinois lacks personal
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jurisdiction over the Controlled Affiliate concerning any such dispute, nor that a Court in Illinois is an improper or inconvenient venue for any such dispute.

          6. The provisions of paragraphs 7.G. and 7.H.(1) of the Full Affiliate License related to notice to customers, and the provisions of paragraph 7.H.(3) of the Full Affiliate License related to the reestablishment fee, shall not apply to the alleged automatic termination triggered by the Missouri Order. The BCBSA Board of Directors' March 12, 1998 resolution relating to the Controlled Affiliate's licenses is superseded by the terms of the Full Affiliate License as amended by this Addendum, provided, however, that paragraph 7.E.(3)(vii) of the Full Affiliate License shall not apply with respect to the Litigation and is superseded by paragraph 8 of this Addendum.

          7. The Full Affiliate License as amended by this Addendum shall automatically terminate upon any judicial act which: (i) provides that, or approves a transaction pursuant to which, a person, entity or group other than licensees of BCBSA, acquires the ability to select the majority of the members of the Board of Directors of the Controlled Affiliate or otherwise gains control of the Controlled Affiliate; or (ii) changes the composition, or the voting rights of the members, of the Board of Directors of the Controlled Affiliate. This paragraph shall not apply to a settlement or resolution of the Litigation that complies with all BCBSA rules, regulations, and standards and is approved by or conditioned on the approval of BCBSA.

          8. The Full Affiliate License as amended by this Addendum shall automatically terminate on March 10, 2000 unless the BCBSA Board of Directors takes affirmative action to extend the license on or before the scheduled Board meeting on March 10, 2000.

          9. The Full Affiliate License as amended by this Addendum shall be deemed effective as of October 29, 1998.
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IN WITNESS HEREOF, the parties have caused the Full Affiliate License as amended by this Addendum to Blue Cross Controlled Affiliate License Agreement to be executed, effective October 29, 1998:


BLUE CROSS AND BLUE SHIELD ASSOCIATION:

By:    ____/s/ Scott P. Seroto________________________

Title: ____EVP-COO____________________________________

Date:  ____11-23-99___________________________________


HEALTHY ALLIANCE LIFE INSURANCE COMPANY

By:    ___/s/ John O'Rourke___________________________

Title: __President____________________________________

Date:  ___November 23, 1999___________________________



BLUE CROSS AND BLUE SHIELD OF MISSOURI

By:    ____/s/ John O'Rourke__________________________

Title: ____President__________________________________

Date:  ____November 23, 1999__________________________